UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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☐	Definitive Proxy Statement

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☐	Soliciting Material under §240.14a-12

NEXTGEN HEALTHCARE, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Third Independent Proxy Advisory Firm, Egan-Jones, Joins ISS and Glass Lewis in Recommending that Shareholders Vote on the WHITE Proxy Card

Time is Short. Company Urges Shareholders to Vote Today “FOR” the Election of Each of its Nominees and “FOR” ALL Proposals Listed on the WHITE Proxy Card

October 7, 2021

Dear Fellow Shareholder,

NextGen Healthcare’s Annual Meeting of Shareholders on October 13, 2021 is rapidly approaching. It is important that you vote today to ensure that your company is best positioned to build on the momentum underway.

New leadership has implemented far-reaching changes that have transformed NextGen Healthcare into a market leader well positioned for accelerating growth and significant, sustainable value creation.

•	Capital allocation has been reprioritized to R&D and strategic M&A, creating a premier integrated solutions and services platform and extending the Company’s reach into high-growth markets.

•	A majority of the Board, five of the Company’s nine director nominees, will be new to the Board over the past four years, further advancing the Board’s diversity across race, gender, age and tenure.

•

All of the Board’s director nominees have skills and expertise that are relevant to NextGen Healthcare’s strategic execution. These nominees are capable, independent thinkers who are committed to serving the best interests of ALL shareholders.

•

Of the Company’s 12-member executive leadership team 10 are new to NextGen Healthcare since 2016. The addition of David Sides as the Company’s new CEO creates a powerhouse management team with the talent, track record and experience to continue fueling the Company’s growth.

•	Employee engagement and incentive plans have been redefined, leading to all-time highs in engagement scores and substantial productivity improvements.

All three leading independent proxy advisory firms, ISS, Glass Lewis and Egan-Jones recognize the benefits these changes have created and recommend that shareholders vote on the Company’s WHITE proxy card in connection with NextGen Healthcare’s Annual Meeting.

The support from ISS, Glass Lewis and Egan-Jones as well as from independent sell-side analysts, employees and clients validates our success in reinvigorating the Company.

Measurable improvements in the Company’s financial and operating performance also show that we are on the right track. Revenue growth has been accelerating at an increasing rate. Recurring revenue and subscription revenue streams are growing and will support margin expansion. We have strong operating cash flow and no debt. We are achieving significant new clients wins again and again, with new clients representing approximately 25% of our bookings.

We have appreciated the opportunity to talk with our shareholders about this progress and the exciting opportunities we have for growth and enhanced value creation.

Don’t let Sheldon Razin, the Company’s founder and long-tenured, 47-year director, derail NextGen Healthcare’s significant transformation and the momentum underway.

Time is short. Please vote now in order to have your vote recorded promptly. Simply follow the instructions to vote by Internet on your WHITE proxy card or WHITE voting instruction form from your bank or brokerage firm. If you get email delivery of your proxy materials, the email will contain a link or instructions on how to vote your shares.

We thank you for your continued support.

Sincerely,

Craig A. Barbarosh George H. Bristol Julie D. Klapstein	James C. Malone Jeffrey H. Margolis	Dr. Geraldine McGinty Morris Panner

Any shareholder with questions about the Annual Meeting or in need of assistance in voting their shares should contact:

NXGNproxy@mackenziepartners.com

Toll-Free: (800) 322-2885

Information about the meeting is also available at www.nextgen.com/annual-meeting

Certain Information Concerning the Participants

NextGen Healthcare has filed a definitive proxy statement, initial supplement to the proxy statement dated September 20, 2021 (the “Initial Supplement”) and second supplement to the proxy statement dated October 4, 2021 (the “Second Supplement” and together with the Initial Supplement, the “Supplements”), with the U.S. Securities and Exchange Commission (the “SEC”), together with the associated WHITE proxy card attached to the Initial Supplement, in connection with the solicitation of proxies for NextGen Healthcare’s 2021 Annual Meeting of Shareholders (the “Definitive Proxy Statement”). WE URGE SHAREHOLDERS TO READ THE DEFINITIVE PROXY STATEMENT AND SUPPLEMENTS (INCLUDING ANY OTHER AMENDMENTS OR SUPPLEMENTS TO SUCH PROXY STATEMENT) AND ANY OTHER RELEVANT DOCUMENTS THAT NEXTGEN HEALTHCARE WILL FILE WITH THE SEC CAREFULLY AND IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. NextGen Healthcare and certain of its directors and executive officers are participants in the solicitation of proxies from shareholders in respect of the 2021 Annual Meeting.

Information regarding the names of NextGen Healthcare’s directors and executive officers and their respective interests in NextGen Healthcare by security holdings or otherwise are set forth in the Definitive Proxy Statement and Supplements. To the extent holdings of such participants in NextGen Healthcare’s securities are not reported, or have changed since the amounts described, in the Definitive Proxy Statement, such changes will be reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of NextGen Healthcare’s Board of Directors for election at the 2021 Annual Meeting are included in the Definitive Proxy Statement and Supplements.

Shareholders will be able to obtain, free of charge, copies of the Definitive Proxy Statement, Supplements, any other amendments or supplements thereto and any other documents when filed by NextGen Healthcare with the SEC in connection with the Annual Meeting at the SEC’s website (http://www.sec.gov), at NextGen Healthcare’s website (https://investor.nextgen.com), by emailing NXGNproxy@mackenziepartners.com or by calling MacKenzie Partners at (800) 322-2885.

Forward Looking Statements

This communication may contain forward-looking statements within the meaning of the federal securities laws, including but not limited to, statements regarding future events including but not limited to the COVID-19 pandemic, developments in the healthcare sector and regulatory framework, the Company’s future performance, as well as management’s expectations, beliefs, intentions, plans, estimates or projections relating to the future (including, without limitation, statements concerning revenue, net income, and earnings per share). Risks and uncertainties exist that may cause the results to differ materially from those set forth in these forward-looking statements. Factors that could cause the anticipated results to differ from those described in the forward-looking statements and additional risks and uncertainties are set forth in Part I, Item A of our most recent Annual Report on Form 10-K and subsequently filed Quarterly Reports on Form 10-Q, including but not limited to: volatility and uncertainty in the global economy, financial markets and on our customers in light of the continuing COVID-19 pandemic, including the potential (i) slowdown or shutdown of preventive and elective medical procedures, (ii) delay in the contracting for additional products and services by our customers and (iii) delay in the sales cycle for new customers; a determination by the jury that the Company has liability in litigation advanced by a former director and shareholder; the volume and timing of systems sales and installations; length of sales cycles and the installation process; the possibility that products will not achieve or sustain market acceptance; seasonal patterns of sales and customer buying behavior; impact of incentive payments under The American Recovery and Reinvestment Act on sales and the ability of the Company to meet continued certification requirements; uncertainties related to the future impact of U.S. tax reform; the impact of governmental and regulatory agency investigations; the development by competitors of new or superior technologies; the timing, cost and success or failure of new product and service introductions, development and product upgrade releases; undetected errors or bugs in software; product liability; changing economic, political or regulatory influences in the health-care industry; changes in product-pricing policies; availability of third-party products and components; competitive pressures including product offerings, pricing and promotional activities; the Company’s ability or inability to attract and retain qualified personnel; the impact of any proxy contest at the 2021 Annual Meeting of Shareholders; possible regulation of the Company’s software by the U.S. Food and Drug Administration; changes of accounting estimates and assumptions used to prepare the prior periods’ financial statements; disruptions caused by acquisitions of companies, products, or technologies; the extent to which the COVID-19 pandemic and measures taken in response thereto could adversely affect our financial condition and results of operations; and general economic conditions. A significant portion of the Company’s quarterly sales of software product licenses and computer hardware is concluded in the last month of a fiscal quarter, generally with a concentration of such revenues earned in the final ten business days of that month. Due to these and other factors, the Company’s revenues and operating results are very difficult to forecast. A major portion of the Company’s costs and expenses, such as personnel and facilities, are of a fixed nature and, accordingly, a shortfall or decline in quarterly and/or annual revenues typically results in lower profitability or losses. As a result, comparison of the Company’s period-to-period financial performance is not necessarily meaningful and should not be relied upon as an indicator of future performance. These forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to publicly update any forward-looking statements, whether as a result of new information, future events or otherwise.